As filed with the Securities and Exchange Commission on September 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3021850
(State of incorporation)	(IRS Employer Identification No.)

32000 Aurora Road, Suite B

Solon, Ohio 44139

(440) 715-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Tu

Executive Chairman and Chief Executive Officer

Energy Focus, Inc.

32000 Aurora Road, Suite B

Solon, Ohio 44139

(440) 715-1300

(Name, address, including zip code, and telephone number, including are code, of agent for service)

With a copy to:

John M. Gherlein

Janet A. Spreen

Baker & Hostetler LLP

PNC Center

1900 East 9th Street

Cleveland, Ohio 44114

Telephone: (216) 621-0200

Facsimile: (216) 696-0740

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒    (Registration No. 333-201068)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, par value $0.0001 per share	$4,325,000	$503

(1)	This registration statement (this “Registration Statement”) relates to the registration statement on Form S-3 (Registration No. 333-201068) of Energy Focus, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on December 19, 2014 (the “Prior Registration Statement”), pursuant to which the Company registered up to a maximum aggregate amount of $25,000,000 of the Company’s common stock. This registration statement is being filed to register up to an additional maximum aggregate amount of the Company’s common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	As of the date of this Registration Statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $25,000,000. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $4,325,000, which represents approximately 17% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by the Company with respect to the registration of an additional maximum aggregate amount of the Company’s common stock, par value $0.0001 per share, pursuant to Rule 462(b) under the Securities Act. This Registration Statement relates to the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on February 5, 2015. The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate amount of common stock that may be offered by the Company by $4,325,000. Pursuant to Rule 462(b), the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on September 11, 2015.

ENERGY FOCUS, INC.

By:	/s/ James Tu
	Name:	James Tu
	Title:	Executive Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Tu, Eric Hilliard and Marcia Miller, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, including pre-effective and post-effective amendments or supplements filed pursuant to Rule 462(b) of the Securities Act of 1933, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ James Tu James Tu	Executive Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 11, 2015

/s/ Marcia Miller Marcia Miller	Chief Financial Officer (Principal Financial and Accounting Officer)	September 11, 2015

/s/ Ronald Black Ronald Black	Director	September 11, 2015

/s/ Simon Cheng Simon Cheng	Director	September 11, 2015

/s/ William Cohen William Cohen	Director	September 11, 2015

/s/ Glenda Dorchak Glenda Dorchak	Director	September 11, 2015

/s/ Marc J. Eisenberg Marc J. Eisenberg	Director	September 11, 2015

/s/ Jiangang Luo Jiangang Luo	Director	September 11, 2015

/s/ Michael R. Ramelot Michael R. Ramelot	Director	September 11, 2015

EXHIBIT INDEX

No.	Description of Document

5.1	Opinion of Baker & Hostetler, LLP

23.1	Consent of Plante Moran, PLLC

23.2	Consent of Baker & Hostetler, LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included on signature page) *

*	Filed herewith.